UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 8, 2025

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	GPK	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

☐   Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2025, Graphic Packaging Holding Company (the “Company”) announced that the Company’s Board of Directors (the “Board”) and Michael P. Doss, the Company’s President and Chief Executive Officer (“CEO”), have initiated a transition process whereby Mr. Doss will depart from his current role with the Company. In connection with this anticipated departure, the Board also announced that it has appointed Robbert E. Rietbroek to the position of CEO, effective January 1, 2026. The Board is also expected to appoint Mr. Rietbroek as a member of the Board on January 1, 2026, when Mr. Rietbroek commences employment with the Company.

To assist with the transition process, Mr. Doss will remain with the Company through the end of the day on December 31, 2025, and will remain the Company’s CEO through such time. At the end of the day on December 31, 2025, Mr. Doss’s employment with the Company and his service on the Board will end. As a result of his departure, Mr. Doss is expected to be eligible for the separation benefits payable upon an involuntary termination without cause under the terms of his pre-existing Employment Agreement, dated November 19, 2015 (the “Doss Employment Agreement”), which have been previously disclosed. Mr. Doss is expected to enter into a Release Agreement to memorialize the terms of this arrangement, generally based on the form attached as an exhibit to the Doss Employment Agreement. Mr. Doss is subject to certain non-disparagement, confidentiality, non-competition and non-solicitation covenants under the terms of the Doss Employment Agreement.

Mr. Rietbroek, age 52, brings more than 25 years of experience at Fortune 500 companies to the Company, having served as the CEO of Primo Brands Corporation (NYSE: PRMB) from November 2024 to November 2025, and as the CEO and a member of the Board of Directors of Primo Water Corporation from January 2024 to November 2024. Prior to joining the Primo Water Corporation, Mr. Rietbroek spent five years as Senior Vice President and General Manager responsible for Quaker Foods North America, a reported sector of PepsiCo, a global food manufacturer. Prior to his role at Quaker, Mr. Rietbroek was a Senior Vice President and General Manager PepsiCo Australia and New Zealand. Before his tenure at PepsiCo, Mr. Rietbroek served as Vice President and General Manager Australia, New Zealand, Pacific Islands and Vice President and Global Sector Leader Baby and Child Care at Kimberly-Clark. Mr. Rietbroek has no relationship with the Company requiring disclosure under Item 401(d) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and is not party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Rietbroek’s appointment as CEO, the Company has entered into an Employment Agreement, dated December 5, 2025, with Mr. Rietbroek (the “Rietbroek Employment Agreement”). Under the Rietbroek Employment Agreement, Mr. Rietbroek will be entitled to the following compensation and benefits, once his employment commences on January 1, 2026: (1) base salary at an initial rate of $1,350,000 per year; (2) participation in the Company’s annual incentive compensation programs for senior executives (“AIP”), with a target award of not less than 150% of base salary; (3) participation in the Company’s long-term incentive compensation programs for senior executives, with a target opportunity of not less than 560% of base salary; (4) a one-time grant of time-based restricted stock units valued at $4,000,000, to be granted on or about Mr. Rietbroek’s first day of employment, which restricted stock units will generally vest in substantially equal installments on the first three anniversaries of the grant date; (5) standard executive benefit and health and welfare plan participation; (6) five weeks of paid vacation annually; (7) reimbursement of certain travel expenses associated with his travel between his current home and the Company’s offices prior to his relocation to Atlanta, Georgia on or prior to September 21, 2026; (8) payment of up to $25,000 of legal fees associated with the negotiation and review of the Rietbroek Employment Agreement; and (9) certain severance protections in the event of Mr. Rietbroek’s termination of employment due to death or disability, an involuntary termination without cause by the Company, or a resignation for good reason by Mr. Rietbroek, as further described below.

With respect to Mr. Rietbroek’s severance protections, under the Rietbroek Employment Agreement, for an involuntary termination without cause or for good reason not in connection with a change in control, Mr. Rietbroek would be entitled to receive (subject to an execution of a release of claims): (1) certain accrued obligations; (2) cash severance payments equal to two years’ base salary and two years’ target AIP award, as in effect on the date of termination; (3) a pro-rata AIP payment for the year of termination, determined based on actual performance measured for the full year; (4) pro-rata vesting of all unvested and outstanding performance-vesting equity awards, determined based on actual performance measured for the full applicable performance period; (5) continued life, medical, dental, and prescription drug benefits on the same basis as the Company’s other senior executives, for a period of 18 months (subject to reduction if Mr. Rietbroek receives such benefits from a subsequent employer); and (6) outplacement and career counseling services, not to exceed $25,000. For an involuntary termination without cause or for good reason within two years after a change in control, Mr. Rietbroek would be entitled to receive: (1) certain accrued obligations; (2) cash severance payments equal to two years’ base salary and two years’ target AIP award, as in effect on the date of termination; (3) a pro-rata AIP payment for the year of termination, measured at the target performance level; (4) vesting of outstanding equity awards in accordance with the terms of the applicable plan and award agreements; (5) continued life, medical, dental, and prescription drug benefits on the same basis as the Company’s other senior executives, for a period of two years (subject to reduction if Mr. Rietbroek receives such benefits from a subsequent employer); and (6) outplacement and career counseling services, not to exceed $25,000. In the event of a termination due to death or disability, in addition to certain accrued compensation and benefits, Mr. Rietbroek would receive a pro-rata target AIP award, and in the case of death, base salary for the pay period in which death occurs and for one month afterward. The time and form of the payments and benefits described in this paragraph, and the definitions of “cause,” “good reason,” and “change in control”, are set forth in the Rietbroek Employment Agreement.

The Rietbroek Employment Agreement provides for compliance with certain customary non-disparagement, non-competition, non-solicitation and confidentiality covenants.

Mr. Rietbroek will not be eligible for any additional compensation for his service on the Board while he is serving as CEO.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by the Company announcing Mr. Doss’ departure and Mr. Rietbroek’s appointment to the position of CEO is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective as of January 1, 2026, between the Company and Robbert E. Rietbroek

99.1	Press release dated December 8, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Date: December 8, 2025		Executive Vice President, General Counsel and Secretary